Exhibit 107

Calculation of Filing Fee Table

S-3

(Form Type)

CRH public limited company

CRH SMW Finance Designated Activity Company

CRH America Finance, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(1)	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate(1)	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Ordinary Shares of €0.32 each of CRH plc	Rule 456(b) and Rule 457(r)

Fees to be Paid	Equity	Preference Shares of CRH plc	Rule 456(b) and Rule 457(r)

Fees to be Paid	Other	Warrants to purchase Ordinary Shares or Debt Securities of CRH plc	Rule 456(b) and Rule 457(r)

Fees to be Paid	Other	Purchase Contracts of CRH plc	Rule 456(b) and Rule 457(r)

Fees to be Paid	Other	Units of CRH plc	Rule 456(b) and Rule 457(r)

Fees to be Paid	Other	Guarantees of the Debt Securities of CRH America Finance, Inc.(2)	Rule 456(b) and Rule 457(r)			(3)		$0(3)

Fees to be Paid	Other	Guarantees of the Debt Securities of CRH SMW Finance DAC(2)	Rule 456(b) and Rule 457(r)			(3)		$0(3)

Fees to be Paid	Debt	Guaranteed Debt Securities of CRH America Finance, Inc.(2)	Rule 456(b) and Rule 457(r)

Fees to be Paid	Debt	Guaranteed Debt Securities of CRH SMW Finance DAC(2)	Rule 456(b) and Rule 457(r)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					Indeterminate(1)		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), each Registrant is deferring payment of all of the registration fee.

(2)

Guaranteed debt securities to be issued by CRH SMW Finance Designated Activity Company and CRH America Finance, Inc., as 100% owned subsidiaries of CRH public limited company, and fully and unconditionally guaranteed by CRH public limited company as to payment of principal, premium, if any, interest and any other amounts due. No separate consideration will be received for the Guarantees.

(3)	Pursuant to Rule 457(n), no separate fee for the Guarantees is payable.